M   A   C   K   -   C   A   L   I     R   E   A   L   T   Y     C   O   R   P   O   R   A   T   I   O   N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz	Virginia Sobol
	Executive Vice President	Vice President, Marketing
	and Chief Financial Officer	and Public Relations
	(908) 272-8000	(908) 272-8000

MACK-CALI REALTY CORPORATION

ANNOUNCES FIRST QUARTER RESULTS

CRANFORD, NEW JERSEY – May 4, 2006 – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the first quarter 2006.

Highlights of the quarter included:

–	Reported net income per diluted share of $0.52;

–	Reported funds from operations per diluted share of $1.05;

–	Earned $16 million from investment and sale of marketable securities;

–	Acquired a seven-building office complex in Maryland for $162 million;

–	Signed definitive agreements for the Gale transactions; and

–	Declared $0.63 per share quarterly common stock dividend.

FINANCIAL HIGHLIGHTS

Net income available to common shareholders for the first quarter 2006 equaled $32.6 million, or $0.52 per share, versus $22.4 million, or $0.36 per share, for the same quarter last year.

Funds from operations (FFO) available to common shareholders for the quarter ended March 31, 2006 amounted to $80.8 million, or $1.05 per share, versus $67.1 million, or $0.89 per share, for the quarter ended March 31, 2005.

Included in net income and FFO for the 2006 period was $16.0 million ($13.0 million, after deduction for minority interest) resulting from the investment and sale of marketable securities available for sale during the period, which represents $0.21 per share in net income and FFO per share.

Total revenues for the first quarter 2006 increased 7.4 percent to $163.5 million as compared to $152.3 million for the same quarter last year.

All per share amounts presented above are on a diluted basis.

The Company had 62,230,447 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 15,558,056 common operating partnership units outstanding as of March 31, 2006.

The Company had a total of 77,788,503 common shares/common units outstanding at March 31, 2006.

As of March 31, 2006, the Company had total indebtedness of approximately $2.1 billion, with a weighted average annual interest rate of 6.10 percent. The Company had a total market capitalization of $5.9 billion and a debt-to-undepreciated assets ratio of 41.6 percent at March 31, 2006. The Company had an interest coverage ratio of 3.6 times for the quarter ended March 31, 2006.

Mitchell E. Hersh, president and chief executive officer, commented, “During the quarter we continued to strengthen our position in the Northeast through strategic acquisitions and build-to-suit development.” He continued, “We look forward to completing our pending acquisition of The Gale Real Estate Services Company and interests in 20 New Jersey office properties, and to pursue revenue growth through new business platforms.”

The following is a summary of the Company’s recent activity:

ACQUISITIONS

In March, the Company completed its acquisition of all the interests in Capital Office Park, a seven-building class A office complex totaling approximately 842,300 square feet in Greenbelt, Maryland, for approximately $161.7 million. In addition to the assumption of approximately $63.2 million of mortgage debt, the Company issued 1,942,334 common operating partnership units in Mack-Cali Realty, L.P. valued at $87.2 million, and paid the balance in cash. The agreement also provides the Company the option to acquire approximately 43 acres of adjacent land sites to accommodate the development of up to 600,000 square feet of office space for $13 million. Capital Office Park is 83.9 percent leased to 88 tenants.

Also, in March, the Company signed definitive contracts for its previously announced agreements in principle to acquire The Gale Real Estate Services Company and interests in approximately 2.8 million square feet of office properties in New Jersey.

Pursuant to the contracts, the Company will:

–

Acquire The Gale Real Estate Services Company for $12 million in cash, $10 million in common operating partnership units, and up to an additional $18 million in cash based on an earn-out formula. The Company will also acquire from affiliates of The Gale Real Estate Company stakes in certain development/joint ventures with institutional investors on terms to be determined prior to closing;

–	Acquire substantially all the ownership interests in 13 class A office properties, valued at $378 million, and totaling 1.9 million square feet in Northern and Central New Jersey; and

–

Acquire approximately one-half of the ownership interests in seven class A office properties, valued at $127.5 million, and totaling approximately 900,000 square feet, also in Northern and Central New Jersey.

The transactions will be financed through a combination of the assumption of existing, and placement of new, mortgage debt, credit facility drawings, cash and the issuance of common operating partnership units.

DEVELOPMENT

In March, the Company entered into a joint venture agreement with The PRC Group to develop a 92,878 square-foot class A office building in Red Bank, New Jersey. The entire building has been pre-leased to Hovnanian Enterprises, Inc. for 10 years, and will be developed by the Company. Expected to be completed by the third quarter of 2007, the building includes 88,000 square feet of office space, 4,878 square feet of retail space, and a four-story parking garage. The property will be developed on a 3.4-acre land site located at 141 West Front Street in downtown Red Bank contributed to the joint venture by The PRC Group.

FINANCING ACTIVITY

In January, the Company’s operating partnership, Mack-Cali Realty, L.P., sold $200 million of senior unsecured notes, comprised of $100 million of six-year notes and $100 million of 10-year notes. The six-year notes bear interest at 5.25 percent, are due January 15, 2012, and were priced to yield 5.48 percent. The 10-year notes are a re-opening of previously-issued $100 million, 5.80 percent notes due January 15, 2016, which were re-opened at 101.081 to yield 5.65 percent, plus accrued interest. Following the re-opening, the outstanding size of the 5.80 percent notes is $200 million. The proceeds from the issuance of both series of notes of approximately $200.8 million were applied to the repayment of outstanding borrowings under the Company’s $600 million unsecured revolving credit facility.

DIVIDENDS

In March, the Company’s Board of Directors declared a cash dividend of $0.63 per common share (indicating an annual rate of $2.52 per common share) for the first quarter 2006, which was paid on April 17, 2006 to shareholders of record as of April 5, 2006.

The Board also declared a cash dividend on its 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period January 15, 2006 through April 14, 2006. The dividend was paid on April 17, 2006 to shareholders of record as of April 5, 2006.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 90.4 percent leased at March 31, 2006, as compared to 91.0 percent at December 31, 2005.

For the quarter ended March 31, 2006, the Company executed 170 leases totaling 814,512 square feet, consisting of 663,919 square feet of office space and 150,593 square feet of office/flex space. Of these totals, 358,087 square feet were for new leases and 456,425 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

IN NORTHERN NEW JERSEY:

–

Allstate Insurance Company signed a 34,142 square-foot transaction at 61 South Paramus Road in Paramus, New Jersey, representing a five-year expansion of 11,118 square feet and a four-year extension of 23,024 square feet. 61 South Paramus Road is a 269,191 square-foot office building which is 97.4 percent leased.

–

True Partners Consulting LLC, a tax and business advisory firm, signed a new 10-year lease for 13,236 square feet at 105 Eisenhower Parkway in Roseland, New Jersey. 105 Eisenhower Parkway is a 220,000 square-foot office building which is 80.7 percent leased.

–

Ameriprise Financial Services, Inc., a financial advisory firm, signed a new five year, six-month lease for 12,968 square feet at 5 Sylvan Way in Parsippany, New Jersey. 5 Sylvan Way is a 151,383 square-foot office building which is 98 percent leased.

–

Garban, LLC, a subsidiary of ICAP plc, expanded its presence at Harborside Financial Center Plaza 5 in Jersey City, New Jersey by 11,809 square feet for 11 years and seven months. The firm now leases 159,834 square feet at the 977,225 square-foot office building which is 97.6 percent leased.

–

PricewaterhouseCoopers, LLP, a global accounting firm, signed a new four year, six-month lease for 11,624 square feet at 101 Hudson Street in Jersey City, New Jersey. 101 Hudson is a 1.25 million square-foot office building which is 100 percent leased.

IN CENTRAL NEW JERSEY:

–

Lomurro, Davison, Eastman & Munoz, PA, a law firm, signed a four-year renewal of its lease for 19,023 square feet at 100 Willowbrook Road in Freehold, New Jersey. The 60,557 square-foot office building is located in the Monmouth Executive Center which is 74.8 percent leased.

–	Allstate Insurance Company renewed 18,538 square feet at 65 Jackson Drive in Cranford, New Jersey for five years. 65 Jackson Drive is an 82,778 square-foot office building which is 100 percent leased.

–

Rutgers University signed a new seven-year, seven-month lease for 12,482 square feet at 500 College Road East in Plainsboro, New Jersey. 500 College Road East is a 158,235 square-foot office building which is 91.1 percent leased.

IN SUBURBAN PHILADELPHIA / SOUTHERN NEW JERSEY:

–

Allstate Insurance Company signed a 31,013 square-foot transaction at 224 Strawbridge Drive in Moorestown, New Jersey, representing a renewal of 25,497 square feet and expansion of 5,516 square feet. 224 Strawbridge Drive is a 74,000 square-foot office building which is 92.8 percent leased.

–

Quaker Chroma Imaging, a digital imaging and photographic services company, signed a new eight-year, three-month lease for 20,000 square feet at 225 Executive Drive in Moorestown, New Jersey. The 50,600 square-foot office/flex building is located in the Moorestown West Corporate Center which is 48.6 percent leased.

IN WESTCHESTER COUNTY, NEW YORK:

–

Progressive Casualty Insurance, a subsidiary of The Progressive Corporation, signed a transaction totaling 27,105 square feet at 1 Executive Boulevard in Yonkers, New York. In addition to a five-year expansion of 10,254 square feet, Progressive’s existing lease of 16,851 square feet was extended for three years and eight months. 1 Executive Boulevard is a 112,000 square-foot office building located in the South Westchester Executive Park which is 100 percent leased.

–

Wachovia Bank, N.A. renewed its lease of 22,500 square feet at 50 Main Street in White Plains, New York for 10 years and five months. 50 Main Street is a 309,000 square-foot office building located at the Westchester Financial Center in downtown White Plains which is 100 percent leased.

–

Montefiore Medical Center renewed its lease for 19,000 square feet at 200 Corporate Boulevard South in Yonkers, New York for 10 years. 200 Corporate Boulevard South, also located in the South Westchester Executive Park, is an 84,000 square-foot office/flex building which is 99.8 percent leased.

IN OTHER MARKETS:

–

The State of Colorado signed a three-year renewal of its lease for 15,341 square feet at 400 South Colorado Boulevard in Denver, Colorado. The building is a 125,415 square-foot office building which is 87.9 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the first quarter 2006 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:

http://www.mack-cali.com/graphics/shareholders/pdfs/1st.quarter.sp.06.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the second quarter and full year 2006, as follows:

Second Quarter		Full Year
2006 Range		2006 Range

Net income available to common shareholders	$0.30 - $0.32	$1.40 - $1.56
Add: Real estate-related depreciation and amortization	0.53	2.12
Funds from operations available to common shareholders	$0.83 - $0.85	$3.52 - $3.68

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, May 4, 2006 at 11:00 a.m. Eastern Time, which will be broadcast live via the Internet at:

http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CLI&script=1010&item_id=1298806

The live conference call is also accessible by calling (913) 981-4910 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on May 4, 2006 through May 11, 2006.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 7624128.

Copies of Mack-Cali’s 2006 Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

First Quarter 2006 Form 10-Q:

http://www.mack-cali.com/graphics/shareholders/pdfs/1st.quarter.10q.06.pdf

First Quarter 2006 Supplemental Operating and Financial Data:

http://www.mack-cali.com/graphics/shareholders/pdfs/1st.quarter.sp.06.pdf

In addition, these items are available upon request from:

Mack-Cali Investor Relations Dept.

11 Commerce Drive, Cranford, NJ 07016-3501

(908) 272-8000 ext. 2484

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs. FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 277 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 30.9 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,300 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the headings “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended
	March 31,
	2006	2005

Revenues
Base rents	$ 138,075	$ 132,236
Escalations and recoveries from tenants	22,820	18,339
Parking and other	2,581	1,761
Total revenues	163,476	152,336

Expenses
Real estate taxes	22,100	19,051
Utilities	15,443	11,896
Operating services	22,358	21,269
General and administrative	8,959	7,418
Depreciation and amortization	39,502	35,629
Interest expense	31,423	28,398
Interest and dividend income	(1,446)	(64)
Total expenses	138,339	123,597

Income from continuing operations before minority interests, equity in
earnings of unconsolidated joint ventures and gains on sales of investments	25,137	28,739
Minority interest in Operating Partnership	(4,626)	(6,596)
Minority interest in consolidated joint ventures	--	(74)
Equity in earnings (loss) of unconsolidated joint ventures
(net of minority interest), net	201	(277)
Gain on sale of investment in marketable securities (net of minority interest)	12,232	--
Gain on sale of investment in unconsolidated joint ventures (net of minority interest)	--	31

Income from continuing operations	32,944	21,823
Discontinued operations (net of minority interest):
Income from discontinued operations	153	1,918
Realized gains (losses) and unrealized losses on disposition of rental property, net	--	(798)
Total discontinued operations, net	153	1,120

Net income	33,097	22,943
Preferred stock dividends	(500)	(500)
Net income available to common shareholders	$ 32,597	$ 22,443

PER SHARE DATA:
Basic earnings per common share	$ 0.53	$ 0.37
Diluted earnings per common share	$ 0.52	$ 0.36

Dividends declared per common share	$ 0.63	$ 0.63

Basic weighted average shares outstanding	61,988	61,184

Diluted weighted average shares outstanding	76,642	69,273

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended
	March 31,
	2006	2005

Net income available to common shareholders	$ 32,597	$ 22,443
Add: Minority interest in Operating Partnership	4,626	6,596
Minority interest in equity in earnings of unconsolidated joint ventures	46	(35)
Minority interest in gain on sale of investment in unconsolidated joint ventures	--	4
Minority interest in gain on sale of investment in marketable securities	2,828	--
Minority interest in discontinued operations	35	141
Real estate-related depreciation and amortization on continuing operations (1)	40,494	36,491
Real estate-related depreciation and amortization on discontinued operations	140	571
Deduct: Gain on sale of investment in unconsolidated joint venture	--	(35)
Add: Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	--	897
Funds from operations available to common shareholders (2)	$ 80,766	$ 67,073

Diluted weighted average shares/units outstanding (3)	76,642	75,478

Funds from operations per share/unit – diluted	$ 1.05	$ 0.89

Dividends declared per common share	$ 0.63	$ 0.63

Dividend payout ratio:
Funds from operations-diluted	59.78%	70.89%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$ 1,955	$ 1,114
Tenant improvements and leasing commissions	$ 11,970	$ 10,263
Straight-line rent adjustments (4)	$ 6,393	$ 3,289
Amortization of (above)/below market lease intangibles, net	$ 664	$ 557

(1) Includes the Company’s share from unconsolidated joint ventures of $1,139 and $1,023 for 2006 and 2005, respectively.

(2)    Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)    Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (14,330 shares in 2006 and 13,829 shares in 2005), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(4) Includes the Company’s share from unconsolidated joint ventures of $209 and $47 for 2006 and 2005, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended
	March 31,
	2006	2005

Net income available to common shareholders	$ 0.52	$ 0.36
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.53	0.48
Real estate-related depreciation and amortization on discontinued operations	--	0.01
Realized gains (losses) and unrealized losses on disposition of rental property, net	--	0.01
Minority interest/rounding adjustment	--	0.03
Funds from operations available to common shareholders (2)	$ 1.05	$ 0.89

Diluted weighted average shares/units outstanding (3)	76,642	75,478

(1) Includes the Company’s share from unconsolidated joint ventures of $0.01 and $0.01 for 2006 and 2005, respectively.

(2)    Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)    Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (14,330 shares in 2006 and 13,829 shares in 2005), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts) (unaudited)

	March 31,	December 31,
	2006	2005
ASSETS:
Rental property
Land and leasehold interests	$ 677,409	$ 637,653
Buildings and improvements	3,637,419	3,539,003
Tenant improvements	318,703	307,664
Furniture, fixtures and equipment	7,428	7,432
	4,640,959	4,491,752
Less-accumulated deprec. & amort.	(747,039)	(722,980)
	3,893,920	3,768,772
Rental property held for sale, net	10,484	--
Net investment in rental property	3,904,404	3,768,772
Cash and cash equivalents	11,605	60,397
Marketable securities available for sale at fair value	--	50,847
Investments in unconsolidated joint ventures	63,164	62,138
Unbilled rents receivable, net	98,875	92,692
Deferred charges and other assets, net	216,770	197,634
Restricted cash	14,013	9,221
Accounts receivable, net	6,134	5,801

Total assets	$ 4,314,965	$ 4,247,502

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Senior unsecured notes	$ 1,630,683	$ 1,430,509
Revolving credit facility	92,000	227,000
Mortgages, loans payable and other obligations	385,077	468,672
Dividends and distributions payable	48,724	48,178
Accounts payable, accrued expenses and other liabilities	88,309	85,481
Rents received in advance and security deposits	52,160	47,685
Accrued interest payable	19,851	27,871
Total liabilities	2,316,804	2,335,396

Minority interest in Operating Partnership	485,581	400,819

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
62,230,447 and 62,019,646 shares outstanding	622	620
Additional paid-in capital	1,683,199	1,682,141
Unamortized stock compensation	--	(6,105)
Dividends in excess of net earnings	(196,241)	(189,579)
Accumulated other comprehensive loss	--	(790)
Total stockholders’ equity	1,512,580	1,511,287

Total liabilities and stockholders’ equity	$ 4,314,965	$ 4,247,502